EXHIBIT 99.1

September 11, 2025

TO:	All Stockholders (Addressed Individually)

SUBJECT:	Report from the President

A Record Level of Support for Housing Affordability

Our foundational mission is to provide a stable source of funding for our members – the local lenders that utilize this consistent access to our liquidity to bolster their ability to make the loans that support small businesses, drive job growth, open the doors to homeownership and strengthen the communities they serve.

We make our broadest impact on creating housing opportunities through the execution of our foundational mission. However, in addition to this reliable delivery of liquidity to our members to help them finance their community lending activities, the Federal Home Loan Banks support a wide variety of housing and community development initiatives at the local level through a range of grant programs, both those established by statute and others designed to address the specific needs of each FHLBank District – all supported directly by the earnings we generate by serving our members’ liquidity needs.

The flagship initiative is our Affordable Housing Program, through which we direct at least 10 percent of our annual income to fund housing grants. On August 25, we announced the record results of our 2025 AHP Round – awarding $86.3 million in subsidies to fund 75 affordable housing initiatives across our region and beyond. These awards will result in the creation, rehabilitation or preservation of a record 4,976 units, including 3,628 units dedicated to very low-income housing, 4,637 units of rental housing and 339 homeownership opportunities. The awards will not only help provide housing, but also drive community development: it is anticipated that nearly $2.2 billion in housing investments will result from these initiatives.

The AHP was created by Congress in 1989, and the FHLBanks have awarded more than $8 billion in AHP funds since the first awards in 1990. At the FHLBNY, the AHP has supported 2,186 projects with more than $1.1 billion in grants, helping to create or preserve nearly 110,000 units of affordable housing, leveraging an estimated $21 billion from other funding sources.

Our record grants this year and our consistent contributions over the past four decades reflect our continued commitment to serving as a trusted funding source for housing initiatives. We are proud to continue to support our housing partners that do the critical work of creating safe and affordable housing every day.

A Shared Community Commitment

We do not offer this support alone, but rather stand alongside our members on every AHP award. Our members are the ones who sponsor each project, building off of their relationships with local housing organizations and knowledge of their customers to best respond to the unique needs of the communities they serve. And our members’ support for these projects does not begin and end with the AHP grant itself; in fact, in the 2025 Round, 95 percent of the housing initiatives that received an AHP award also benefited from member participation in the project – with members originating the bridge, construction and/or permanent financing for these projects, demonstrating our members’ ongoing commitment to housing.

Our members are actively engaged throughout the housing ecosystem, originating mortgages and investing in mortgage-backed securities – efforts that make housing more accessible and affordable for borrowers. According to Home Mortgage Disclosure Act data released earlier this year, FHLBNY members originated more than $58 billion in mortgages in 2024 alone. Across the country, the FHLBanks play a key role in this constant cycle of originations and investment that helps drive the nation’s housing supply. This is because our members can make these mortgages and hold these securities on their balance sheets knowing that they can be pledged as collateral at their FHLBank – turning a long-term investment in their customers and communities into instant liquidity that can be used to generate more lending activity and help these institutions better manage their balance sheets. This positions the FHLBanks to provide the invisible infrastructure that underpins the nation’s economy, providing the reliable and on-demand liquidity that flows through our members to every corner of the country.

A Broad and Diverse Toolset

Our grant programs are not our only means of working with our members in support of housing and community development. For example, our Mortgage Asset Program (“MAP®”) provides a secondary market outlet for members to fund mortgages and strengthen their mortgage loan product offerings. Since its launch in 2021, MAP continues to steadily grow, with the FHLBNY recently surpassing $1 billion in MAP loan purchases. We have seen a steady increase in member participation in MAP, which has driven a record pace in loan volume this year. Last month saw record activity, with nearly $60 million in loan volume – our highest funding month since the program’s inception.

Our housing support is also reflected in our investment activity. This month, Diahann Rothstein, the FHLBNY’s Director of Investment & Portfolio Management, was profiled in the Council of FHLBanks’ Leadership Highlight Series. This profile highlighted how, under Diahann’s leadership, the FHLBNY utilizes the full strength of our balance sheet and our investment authority to support the creation of housing supply. In June, Diahann and her team partnered with the New York City Housing Development Corporation (“NYCHDC”) on a $150 million bond issuance. This was the seventh NYCHDC bond issuance purchased by the FHLBNY since 2021, and in total, the FHLBNY has purchased 11 outstanding NYCHDC bond series totaling $1.6 billion.

The June transaction was the latest in a partnership that spans 25 years, built on a shared focus on housing affordability and strengthening communities. That $150 million bond purchase will help create, rehabilitate or preserve more than 2,250 units of housing across a range of NYCHDC programs. The impact does not end there as the transaction also enabled: the acquisition of seven permanent mortgage loans totaling $26.3 million; the financing of a $75 million portion of one permanent mortgage loan that will allow for the preservation of more than 1,600 units of public housing; and support for $48.7 million in future financing to benefit a variety of initiatives, helping to ensure the long-term stability and affordability of existing public and affordable housing throughout New York City.

The FHLBanks make our broadest impact on housing and local economies through the execution of our foundational liquidity mission. But each cooperative has additional tools at its disposal to make a difference in the communities we serve and we at the FHLNBY are proud to use these tools to help our members and our communities.

Sincerely,

Randolph C. Snook

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.